EXHIBIT 10(p)

STOCK GRANT AGREEMENT made as of the 3rd day of January, 2023 between KINGSTONE COMPANIES, INC., a Delaware corporation (the “Company”), and TIMOTHY P. MCFADDEN (the “Grantee”).

WHEREAS, the Grantee is a non-employee member of the Board of Directors of the Company;

WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved the grant to the Grantee of common stock of the Company (“Common Stock”) pursuant to the Company’s Amended and Restated 2014 Equity Participation Plan (the “Plan”).

NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Grantee an award of shares of Common Stock upon the following terms and conditions:

1. DEFINED TERMS. All terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Plan.

2. GRANT. Subject to the terms and conditions of the Plan and the provisions hereof, the Company hereby agrees to grant to the Grantee, pursuant to Section 16 of the Plan, an award of thirty-nine thousand two hundred fifty-nine (39,259) shares of Common Stock (the “Shares”), such Shares being issuable on the Vesting Date (as hereinafter defined) set forth in, and subject to the provisions of, Section 3 hereof.

3. VESTING OF SHARES. (a) The Shares shall vest on January 3, 2024 (the “Vesting Date”) provided that the Grantee continues to serve as a member of the Board of Directors of the Company (the “Board”) through the Vesting Date, subject to the provisions of the Plan. Notwithstanding the foregoing, in the event that the Grantee resigns from the Board prior to the Vesting Date or is not re-elected as a director at the Company’s next annual meeting of stockholders, then, the Shares shall thereupon vest on a pro rata basis based on the number of days between the date hereof and the date of resignation or the date of the annual meeting of stockholders, as the case may be, in relation to three hundred sixty-five (365); provided, however, that the foregoing shall not be deemed to limit the Grantee’s right to receive all of the Shares in the event of the death or Permanent Disability of the Grantee or a Change of Control prior to the Vesting Date, as provided for in the Plan.

(b) In the event that the Shares vest on the Vesting Date (or earlier as provided for in Section 3(a)), the certificate representing the Shares shall be issued by the Company as soon as reasonably practicable thereafter. In the event that the Grantee does not continue to serve as a member of the Board through the Vesting Date, then, except as set forth in the Plan or as provided for in Section 3(a), the Grantee shall not be entitled to receive the Shares issuable on the Vesting Date, and this Agreement shall terminate and be of no further force or effect.

(c) The number of Shares issuable to the Grantee is subject to adjustment for any stock splits, reverse stock splits and other recapitalizations that take effect prior to the Vesting Date.

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4. INCORPORATION BY REFERENCE. The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

5. NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the addressed to the Company, 15 Joys Lane, Kingston, New York 12401, Attention: CEO and to the Grantee at the address indicated below, or, in each case, at such other address notice of which is given in accordance with the foregoing provisions. Notices shall be deemed to have been given on the date of hand delivery or mailing as provided for above, except notices of change of address, which shall be deemed to have been given when received.

6. BINDING EFFECT. This Stock Grant Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

7. ENTIRE AGREEMENT. This Stock Grant Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.

8. GOVERNING LAW. This Stock Grant Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding choice of law rules thereof.

9. EXECUTION IN COUNTERPARTS. This Stock Grant Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

10. FACSIMILE SIGNATURES. Signatures hereon which are transmitted via facsimile, or other electronic image, shall be deemed original signatures.

11. INTERPRETATION; HEADINGS. The provisions of this Stock Grant Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto. The headings and captions under sections and paragraphs of this Stock Grant Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Stock Grant Agreement.

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IN WITNESS WHEREOF, the parties have executed this Stock Grant Agreement as of the day and year first above written.

KINGSTONE COMPANIES, INC.

By:
Barry B. Goldstein
Chief Executive Officer

Signature of Grantee

Timothy P. McFadden
Name of Grantee

Address of Grantee

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